                                                                     EXHIBIT 2.1


                        OFFICE OF THE SECRETARY OF STATE

                               STATE OF OKLAHOMA

                              [SEAL APPEARS HERE]

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

     WHEREAS, the Amended and Restated Certificate of Incorporation of,

                         PAN WESTERN ENERGY CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

     NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

     IN TESTIMONY WHERE OF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

                                    Filed in the City of Oklahoma City this 21ST day of MARCH, 1997.

                                            [SIGNATURE ILLEGIBLE]
[SEAL APPEARS HERE]                     ---------------------------------
                                              SECRETARY OF STATE


                                            [SIGNATURE ILLEGIBLE]
                                    BY: ---------------------------------

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         PAN WESTERN ENERGY CORPORATION
                         ------------------------------

To the Secretary of State
of the State of Oklahoma:

     The undersigned, Pan Western Energy Corporation, an Oklahoma corporation (the "Corporation"), for the purposes of adopting an Amended and Restated Certificate of Incorporation pursuant to Section 1080 of the Oklahoma General Corporation Act ("Act"), hereby certifies that:

     1.   The name of the Corporation is "Pan Western Energy Corporation."

     2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Oklahoma on September 2, 1981.

     3. Amendments to the Certificate of Incorporation of the Corporation were filed with the Secretary of State of the State of Oklahoma on January 11, 1982 and December 31, 1996.

     4. The amendments to the Corporation's Certificate of Incorporation, as amended, effected by this Amended and Restated Certificate of Incorporation are:

          (a) to eliminate provisions providing for shareholder preemptive rights and limiting shareholder rights to dissent;

          (b) to add a provision for compromise or arrangement among creditors and/or shareholders;

          (c) to add a provision with respect to contracts and transactions between the Corporation and officers and directors;

          (d) to add a provision for the indemnity of officers, directors, employees and agents;

          (e)  to add a provision for the exoneration of directors; and

          (f) to otherwise amend and restate the provisions relating to the capital structure and regulation of the internal affairs of the Corporation;

     5. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 1080 of the Act after being proposed by the directors and adopted by the shareholders by written consent in lieu of a meeting duly executed by a majority of shareholders entitled to vote thereon in the manner and as prescribed in Sections 1077 and 1073 of the Act and restates, integrates, and further amends the Certificate of Incorporation.

     6. The Certificate of Incorporation of Pan Western Energy Corporation is hereby restated as further amended by this Certificate to read, in its entirety, as follows:


                         CERTIFICATE OF INCORPORATION
                                      OF
                        PAN WESTERN ENERGY CORPORATION

     FIRST:  The name of this Corporation shall be Pan Western Energy
Corporation.

     SECOND: The name and address (including the street, number, city and county) of the registered agent of the Corporation in the State of Oklahoma and the address of the registered office of the Corporation in the State of Oklahoma, which is the same as the address of the registered agent, are: Sid L. Anderson, Suite 300, 1850 South Boulder Avenue, Tulsa, Oklahoma 74119.

     THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act, as amended, ("Act").

     FOURTH:  The duration of the Corporation shall be perpetual.

     FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares, consisting of Twenty-Five Million (25,000,000) shares of Common Stock having a par value of $0.01 per share and Twenty-Five Million (25,000,000) shares of Preferred Stock having a par value of $0.05 per share.

          The Board of Directors is authorized, subject to limitations prescribed by law and the provisions hereof, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Oklahoma, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (a) the number of shares constituting that series and the distinctive designation of that series;

          (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, so, from which date or dates, and the relative right of priority, if any, of payment of dividends on shares of that series;

          (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; and

          (e) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates.

     SIXTH: The business and affairs of the Corporation shall be managed by a Board of Directors. Directors of the Corporation need not be Shareholders of the Corporation and need not be elected by ballot unless required by the Corporation's Bylaws.

     SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

     EIGHTH: Meetings of the Shareholders of the Corporation may be held at such place, either within or without the State of Oklahoma, as may be designated in or by the Corporation's Bylaws. The books of the Corporation may be kept, subject to applicable law, inside or outside the State of Oklahoma at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     NINTH: To the extent permitted by the Act, no contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other Corporation, partnership, association or other organization in which one or more of its Directors or Officers are Directors or Officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Directors or Officers are present at or participate in the meeting of the Board or Committee thereof which authorizes the contract or transaction, or solely because the Directors or Officers or their votes are counted for such purpose. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction.

     TENTH: To the extent and in the manner provided by the laws of the State of Oklahoma, the Board of Directors is expressly authorized to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred.

     ELEVENTH: No director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 1053 of the Act, or (d) for any transaction from which the director derived any improper personal benefit.

Neither the amendment nor repeal of this Article 11, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article 11, shall eliminate or reduce the effect of this Article 11 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 11, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     TWELFTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its Shareholders or any c!ass of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of the Corporation or of any creditor or Shareholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 1106 of the Oklahoma General Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 1100 of the Oklahoma General Corporation Act, may order a meeting of the creditors or class of creditors, and/or of the Shareholders or class of Shareholders of the Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the Shareholders or class of Shareholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the Shareholders or class of Shareholders, of the Corporation, as the case may be, and also on the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested by its Secretary, this 21st day of March, 1997.


ATTEST:                                 PAN WESTERN ENERGY
                                        CORPORATION

/s/ Clayton E. Woodrum                  /s/ Sidney L. Anderson
--------------------------------        -----------------------------------
Clayton E. Woodrum, Secretary           Sidney L. Anderson, President


(SEAL)

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